COMMUNITY BANCORP, INC.

                     NOTICE OF GUARANTEED DELIVERY
                       OF SHARES OF COMMON STOCK
            OFFER TO PURCHASE FOR CASH UP TO 222,222 SHARES
                          OF ITS COMMON STOCK
       (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                     AT A PURCHASE PRICE OF $13.50


          NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION
          --------------------------------------------------

This form or a facsimile copy of it must be used to accept the offer (as defined below) if:

     (a) certificates for common stock, par value $2.50 per share
         (the "Shares"), including the associated Rights (as defined herein), of Community Bancorp, Inc., a Massachusetts corporation, (the "Company"), are not immediately available; or

     (b) time will not permit the Letter of Transmittal or other required documents to reach the Company before the Expiration Date (as defined in Section 1 of the Offer to
         Purchase, as defined below).


This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Company by the Expiration Date. See Section 3 of the Offer to Purchase.


TO:  COMMUNITY BANCORP, INC.

     By Mail, Hand or Overnight Delivery:
     ------------------------------------
       Community Bancorp, Inc.
       17 Pope Street
       Hudson, MA  01749
       (978) 568-8321

     By Facsimile Transmission:
     --------------------------
       Community Bancorp, Inc.
       Attention:  Joy Pare
       (978) 562-7129



DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVER.

Ladies and Gentlemen:

The undersigned hereby tenders to Community Bancorp, Inc., at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 1, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"), receipt of which is hereby acknowledged, Shares of common stock, par value $2.50 per Share (including the associated Preferred Share Purchase Rights [the "Rights"], the "Shares"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the Rights become exercisable or separately tradeable prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to Shares include the associated Rights.


ODD LOTS
--------

To be completed only if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on September 30, 2002, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one):

[ ] was the beneficial owner, as of the close of business on September 30, 2002, of an aggregate of fewer than 100 Shares all of which are being tendered, or

[ ] is a broker, dealer, commercial bank, trust company or other nominee which;

      (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

      (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on September 30, 2002 of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

Certificate Nos.: ___________________________


PLEASE TYPE OR PRINT

Name(s):     ________________________________

             ________________________________

Address(es): ________________________________

             ________________________________

             ________________________________


Area Code and Telephone Number: ____________________________


Sign Here: __________________________________


Dated: ________________________________, 2002

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4, and (iii) guarantees that the certificates representing the Shares tendered hereby in proper form for transfer (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Company at its address set forth above within five business days after the date of execution hereof.


Name of Firm: _______________________________


Address: ____________________________________

         ____________________________________

         ____________________________________


Area Code and Telephone Number: ___________________________



                       AUTHORIZED SIGNATURE
                       --------------------

Name: ______________________________________


Title: _____________________________________


Dated: _______________________________, 2002


DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.




                                   -3-